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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-74218, Form S-8 No. 333-98199 and Form S-8 No. 333-100516) of
Citizens First Bancorp, Inc. and in the related Prospectuses of our report dated February 14, 2003, with respect to the consolidated financial statements of Citizens First Bancorp, Inc. included in this Transition Report (Form 10-K) for the nine months ended December 31, 2002.



/s/ Plante & Moran, PLLC
-------------------------
Plante & Moran, PLLC
Auburn Hills, Michigan
March 28, 2003